FILED
                                                             97 NOV 19 PM 3:19
                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA
                               ARTICLES OF MERGER

                                       of

                 ARC COMMUNICATIONS INC., a Florida corporation

                        into its wholly-owned subsidiary

                ARC COMMUNICATIONS INC., a New Jersey corporation

                                UNDER THE NAME OF

                             ARC COMMUNICATIONS INC.

     Pursuant  to the  provisions  of  Chapter  10 of the  New  Jersey  Business
Corporation Act and Chapter 607 of the Florida Business Corporation Act, the undersigned corporations, ARC Communications Inc. (also referred to as the "Parent" and "Merging Corporation"), a Florida corporation, and its wholly-owned subsidiary, ARC Communications Inc. (also referred to as the "Subsidiary" and "Surviving Corporation"), a New Jersey corporation, adopt the following Articles of Merger for the purpose of merging the Parent into the Subsidiary under the name of ARC Communications Inc.

                                 Plan of Merger

     1. The Plan of Merger provides for the merger of the Parent into the Subsidiary as a statutory merger pursuant to Section 368(a) (1) (A) of the Internal Revenue code of 1986. In exchange for their shares of common stock in the Parent, each of the shareholders of the Parent shall receive in the merger a total of one (1) share of common stock of the Subsidiary for each one (1) share of common stock held by each of such shareholders in the Parent as of the Effective Date of the merger. All issued and outstanding shares of common stock in the Subsidiary


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held by the Parent prior to the  Effective  Date shall be deemed  canceled as of the Effective Date. All officers and directors of the Subsidiary immediately prior to the Effective Date shall be the officers and directors of the Surviving Corporation. The Certificate of Incorporation and By-Laws of the Subsidiary
immediately   prior  to  the  Effective   Date  shall  be  the   Certificate  of
Incorporation and By-Laws of the Surviving Corporation. The name of the Surviving Corporation shall be Arc Communications Inc.

                                Adoption of Plan

     2. a) The board of directors of the Merging Corporation approved the plan of merger at a board of directors meeting on October 13, 1997.

     b) Whereas the Merging Corporation owns 100% of the outstanding shares of each class of stock of the Surviving Corporation, pursuant to Sec. 607.1104(1)
(a) of the Florida Business Corporation Act, no approval of the shareholders of the Merging Corporation was required.

     (c) The plan of merger was approved by the board of directors of the Surviving Corporation at a board of directors meeting on October 13, 1997.

     d) The plan of merger was approved by unanimous consent of shareholders of the Surviving Corporation on October 13, 1997.

                                 Effective Date

3. The Plan of Merger shall be effective as of the close of business on November 21, 1997.

     Each of the undersigned corporations has caused these Articles to be signed as of November 21, 1997.


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                                                  ARC COMMUNICATIONS, INC.,
                                                  a Florida corporation

                                                  By: /s/ Steven H. Meyer
                                                      -------------------------
                                                      Name:  Steven H. Meyer
                                                      Title:  President

                                                  ARC COMMUNICATIONS, INC.,
                                                  a New Jersey corporation

                                                  By: /s/ Steven H. Meyer
                                                      -------------------------
                                                      Name:  Steven H. Meyer
                                                      Title:  President